Exhibit 5.1

812 SAN ANTONIO STREET SUITE 600 AUSTIN, TEXAS 78701 TEL 512 • 583 • 5900 FAX 512• 583 • 5940

March 20, 2017

Investar Holding Corporation

7244 Perkins Road

Baton Rouge, Louisiana 70808

Re:	Investar Holding Corporation

Ladies and Gentlemen:

We have acted as special counsel to Investar Holding Corporation, a Louisiana corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of up to an aggregate of 1,623,530 shares (including 211,765 shares subject to an overallotment option granted to the Underwriters (as defined below))(collectively, the “Shares”) of the Company’s common stock, par value $1.00 per share, pursuant to an underwriting agreement, dated as of March 16, 2017 (the “Underwriting Agreement”), by and between the Company, Investar Bank and Sandler O’Neill & Partners, L.P., as representative for the several underwriters named therein (the “Underwriters”). The Shares have been offered for sale by means of a prospectus supplement, dated March 17, 2017 and filed with the Commission under Rule 424(b) of the Securities Act on March 20, 2017 (the “Prospectus Supplement”), to the base prospectus, dated January 10, 2017 (together with the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-215238)(the “Registration Statement”), initially filed by the Company with the Commission on December 22, 2016 and declared effective by the Commission on January 10, 2017.

In reconnection with the opinion set forth below, we have examined copies of: (i) the Registration Statement and the Prospectus; (ii) the Company’s Restated Articles of Incorporation and By-laws; (iii) resolutions of the Company’s Board of Directors and Pricing Committee thereof relating to the Registration Statement and the offering of the Shares; and (iv) the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In connection with rendering the opinions expressed in this letter, we have assumed that: (i) all information contained in all documents we reviewed is true, correct and complete; (ii) all signatures on all documents we reviewed are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of those documents; (iv) all persons executing and delivering the documents we reviewed were competent to execute and deliver such documents; (v) all Shares will be offered

Investar Holding Corporation

March 20, 2017

and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus; and (vi) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Underwriters.

Based on and subject to the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized and, when issued and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is based on the laws of the State of Louisiana, and we express no opinion on the laws of any other jurisdiction. No opinion may be inferred or implied beyond the matters expressly stated herein. This opinion speaks only as of its date, and we undertake no obligation to advise you of any change in any matter set forth in this letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus, to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K of the Company, dated on or about the date hereof, and to the incorporation by reference of this opinion into the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP

Fenimore, Kay, Harrison & Ford, LLP